AMENDMENT TO PARTICIPATION AGREEMENT

     Pursuant to the Participation Agreement, made and entered into as of the 7th day of February 1997, by and among MFS(R) Variable Insurance Trusts(SM), Pruco Life Insurance Company of New Jersey, and Massachusetts Financial Services Company, the parties hereby agree to an amended Schedule A as attached hereto.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative. The Amendment shall take effect on August 15, 1999.

                                         PRUCO LIFE INSURANCE
                                         COMPANY OF NEW JERSEY
                                         By its authorized officer,

                                         By: /s/  Joel Kesner
                                             ----------------------------------
                                         Title:  Vice President

                                         Date:  August 27, 1999


                                         MFS(R) VARIABLE INSURANCE TRUST(SM)

                                         By its authorized officer,

                                         By: /s/
                                             ----------------------------------
                                             James R. Bordewick, Jr.
                                             Assistant Secretary

                                         Date:


                                         MASSACHUSETTS FINANCIAL
                                         SERVICES COMPANY

                                         By its authorized officer,

                                         By: /s/
                                             ----------------------------------
                                             Jeffrey L. Shames
                                             Chairman & Chief Executive Officer

                                         Date: 8/24/99

                                                           As of August 15, 1999

                                   SCHEDULE A

                        ACCOUNTS, POLICIES AND PORTFOLIOS
                     SUBJECT TO THE PARTICIPATION AGREEMENT

           NAME OF SEPARATE                                   POLICIES FUNDED                                    PORTFOLIOS
           ACCOUNT AND DATE                                 BY SEPARATE ACCOUNT                           APPLICABLE TO POLICIES
   ESTABLISHED BY BOARD OF DIRECTORS                        -------------------                           ------------------------
   ---------------------------------
     Pruco Life of New Jersey                         Discovery Select Annuity Contract                   MFS Emerging Growth Series
     Flexible Premium                                                                                     MFS Research Series
     Variable Annuity Account
     (Est. 5/20/96)

     Pruco Life of New Jersey                         Discovery Choice Annuity Contract                   MFS Emerging Growth Series
     Flexible Premium                                                                                     MFS Research Series
     Variable Annuity Account
     (Est. 5/20/96)

     Pruco Life of New Jersey                         Pruselect III Variable                              MFS Emerging Growth Series
     Variable Appreciable Account                     Universal Life Policy                               MFS Research Series
     (Est. 5/20/96)